                                                                     EXHIBIT 2.3

                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 5th day of May, 2000 by and among CT Holdings, Inc., a Delaware corporation ("Buyer"), Tim Collins ("Collins"), F. Shanahan McAdoo ("McAdoo") and Robert Whitehair ("Whitehair," and together with Collins and McAdoo, the "Sellers"), and iNetze.com, Inc., a Delaware corporation (the "Company").

                              W I T N E S S E T H:

         WHEREAS, Whitehair, Collins and McAdoo own not less than 477,333, 477,333 and 238,667 shares, respectively, of the Common Stock, $0.01 par value per share, of the Company (collectively, the "Company Shares"), such Shares constituting 4.68% of the fully-diluted issued and outstanding capital stock of the Company; and

         WHEREAS, the Sellers desire to sell and convey to Buyer, and Buyer desires to purchase from the Sellers, all of the Company Shares.

         NOW, THEREFORE, for and in consideration of the premises and of the mutual representations, warranties, covenants and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and upon the terms and subject to the conditions hereinafter set forth, the parties do hereby agree as follows:

                                   ARTICLE I.

                                PURCHASE AND SALE

         1.1 Purchase of Stock. On the Closing Date (as defined below), Buyer agrees to purchase from each of the Sellers, and each of the Sellers agree to sell to Buyer, the number of Company Shares owned by the Sellers indicated below for a total consideration to be paid by the issuance and delivery by Buyer to each Seller of the number of shares of unregistered Common Stock, $.01 par value per share (the "CT Shares"), indicated below.

                                            CT Shares                         Company Shares
                                            Issued by                            Sold by
                                            Buyer to                            Sellers to
          Sellers                            Sellers                              Buyer
          -------                     ----------------------              -----------------------
          Collins                              133,333                             477,333
          Whitehair                            133,333                             477,333
          McAdoo                                66,667                             238,667
                                               -------                            --------
                 Total                         333,333                           1,193,333
                                              ========                          ==========

                                  ARTICLE II.

                REPRESENTATIONS AND WARRANTIES ABOUT THE COMPANY

         The Sellers and the Company, jointly and severally, represent and warrant to Buyer as follows:

         2.1 Authorization. This Agreement has been duly executed and delivered by the Company and the Sellers and constitutes the valid, legal and binding obligation of each such party, enforceable in accordance with its terms. The Company has full corporate power, capacity and authority to execute, deliver and perform this Agreement and all other agreements and documents contemplated hereby. The execution, delivery and performance of this Agreement by the Company has been duly authorized by the Company and no other corporate action on the part of the Company is necessary. This Agreement has been duly executed and delivered by the Company and the Sellers and constitutes the valid and binding obligation of the Company and the Sellers, enforceable in accordance with its terms.

         2.2 Organization, Existence and Good Standing of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

         2.3 Capital Stock of the Company. The Company's authorized capital stock consists of 100,000,000 shares of Common Stock, $0.01 par value per share, of which 17,040,688 shares of Common Stock are issued and outstanding immediately prior to the date hereof, and 50,000,000 shares of Preferred Stock, $0.01 par value per share, of which no shares of Preferred Stock are issued and outstanding immediately prior to the date hereof. All of the Company Shares have been validly issued and are fully paid and nonassessable and no holder thereof is entitled to any preemptive rights.

         2.4 Financial Statements. The Company has previously furnished to Buyer the unaudited balance sheet and income statement of COR Decision Support Systems for the two (2) month period ended February 29, 2000, and unaudited balance sheet and income statement of ArtLog, Inc. for the three (3) month period ended March 31, 2000, the predecessors of the Company (the "Predecessors"), (collectively, the "Financial Statements"). The Financial Statements present fairly the financial position and results of operations of the Company as of and for the indicated date and have been prepared on an accounting and income tax basis consistently applied.

         2.5 Asset Contribution Agreement. Each representation and warranty about the Company contained in Article II of that certain Asset Contribution Agreement of even date herewith by and among the Buyer, the Sellers, the Company and certain of the Company's shareholders is true and correct in all respects, is incorporated herein by reference, and is hereby made a representation or warranty, as the case may be, of the Sellers and the Company under this Agreement.

                                  ARTICLE III.

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

         The Sellers, jointly and severally, represent and warrant to Buyer as follows:

         3.1 Title to Stock. The Sellers have good and marketable title to the Company Shares to be sold and conveyed by such Sellers hereunder, free and clear of all liens, encumbrances, equities, security interests and claims whatsoever, with full right and authority to deliver the same hereunder, and upon the delivery of the Company Shares by the Sellers to Buyer, Buyer shall receive good and marketable title thereto, free and clear of all liens, encumbrances, equities, security interests and claims whatsoever.

         3.2 Access to Information. The Sellers have been furnished copies of all financial and other information pertaining to Buyer requested by them and have had an opportunity to discuss Buyer's business and financial condition, properties, operations and prospects with the Buyer's management, including all documents filed by Buyer with the Securities and Exchange Commission ("SEC") under the Securities Act and the Securities and Exchange Act of 1934, and made public pursuant thereto. Each of the Sellers has also had an opportunity to ask questions of officers of Buyer, which questions were answered to his satisfaction. The Sellers understand that such discussions were intended to describe certain aspects of Buyer's business and financial condition, properties, operations and prospects, but were not a thorough or exhaustive description.

         3.3 Risk Factors. The Sellers understand that the purchase of the CT Shares involves substantial risks.

         3.4 Knowledge, Skill and Experience. Each of the Sellers has such knowledge, skill and experience in business, financial and investment matters so that he is capable of evaluating the merits and risks of an investment in the CT Shares. To the extent necessary, the Sellers have retained, at their own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of this Agreement and owning the CT Shares.

         3.5 Accredited Investor. Each of the Sellers other than McAdoo is an "accredited investor" as defined in Rule 501(a) under the Securities Act of 1933, as amended (the "Securities Act"). McAdoo has retained, at his own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of this Agreement and owning the CT Shares.

         3.6 Investment Intent. Each of the Sellers is acquiring his respective CT Shares solely for his own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the CT Shares. The Sellers have not offered or sold any portion of the CT Shares and have no present intention of reselling or otherwise transferring the CT Shares other than the pledge of the CT Shares to Buyer pursuant to a Pledge Agreement dated as of the date hereof (the "Pledge"). The Sellers understand that the CT Shares have not been registered under the Securities Act or any state securities laws by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of the Sellers and the other representations made by the Sellers in this Agreement. The Sellers understand that Buyer is relying upon the representations and agreements contained in this Agreement (and any supplemental information) for the purpose of determining whether this transaction meets the requirements for such exemptions.

         3.7 Stock Transfer Restrictions. The Sellers agree: (A) that they will not sell, assign, pledge, give, transfer or otherwise dispose of the CT Shares or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to a registration of the CT Shares under the Securities Act and all applicable state securities laws or in a transaction which is exempt from the registration provisions of the Securities Act and all applicable state securities laws; (B) that an opinion of counsel reasonably acceptable to CT as to the effective registration of the CT Shares or the applicability of an exemption from registration will be required prior to any sale, assignment, pledge (other than the Pledge), gift, transfer or other disposition of the CT Shares, and (C) that Buyer and any transfer agent for the CT Shares shall not be required to give effect to any purported transfer of any of the CT Shares except upon compliance with the foregoing provisions.

                                  ARTICLE IV.

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to the Company and the Sellers as follows:

         4.1 Organization and Authorization. Buyer is a corporation duly organized and validly existing under the laws of the State of Delaware with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Buyer has all requisite corporate power, capacity and authority to execute and deliver this Agreement and all other agreements and documents contemplated hereby. The execution, delivery and performance of this Agreement and such other agreements and documents by Buyer and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by Buyer and no other corporate action on the part of Buyer is necessary to authorize the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer and constitutes the valid and binding obligation of Buyer, enforceable in accordance with its terms.

         4.2 No Violations. The execution and delivery of this Agreement and the other agreements and documents contemplated hereby by Buyer and the consummation of the transactions contemplated hereby will not (a) violate any provision of Buyer's Certificate of Incorporation or bylaws, (b) violate any statute, rule, regulation, order or decree of any public body or authority by which Buyer or its properties or assets are bound, or (c) result in a violation or breach of, or constitute a default under or result in the creation of any encumbrance upon, or create any rights of termination, cancellation or acceleration in any person with respect to any material agreement, contract, indenture, mortgage or instrument to which Buyer is a party or any of its properties or assets is bound.

         4.3 Issuance of CT Shares. The issuance of the CT Shares has been duly authorized by Buyer and no other corporate action on the part of Buyer is necessary to authorize the issuance of the CT Shares. Upon delivery, the CT Shares will have been validly issued, fully paid and nonassessable and the Sellers shall receive good and marketable title thereto, free and clear of all liens, encumbrances, equities, security interests and claims whatsoever.

         4.4 Consents. No consent, approval or other authorization of any governmental authority or third party is required as a result of or in connection with the execution and delivery of this Agreement and the other agreements and documents to be executed by Buyer or the consummation by Buyer of the transactions contemplated hereby.

         4.5 Capitalization. The authorized capital stock of Buyer consists of 60,000,000 shares of Common Stock, $.01 par value per share, 43,535,105 shares of which were outstanding as of May 1, 2000 and 1,000,000 shares of Preferred Stock, $.01 par value per share, no shares of which are currently outstanding.

         4.6 Risk Factors. Buyer understand that the purchase of the Company Shares involves substantial risks.

         4.7 Knowledge, Skill and Experience. Buyer has such knowledge, skill and experience in business, financial and investment matters so that it is capable of evaluating the merits and risks of an investment in the Company Shares. To the extent necessary, Buyer has retained, at its own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of this Agreement and owning the Company Shares.

         4.8 Accredited Investor. Buyer is an "accredited investor" as defined in Rule 501(a) under the Securities Act of 1933, as amended (the "Securities Act").

         4.9 Investment Intent. Buyer is acquiring the Company Shares solely for its own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Company Shares. Buyer has not offered or sold any portion of the Company Shares and has no present intention of dividing the Company Shares with any party or of reselling the Company Shares. Buyer understands that the Company Shares have not been registered under the Securities Act or any state securities laws by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of the Sellers and the other representations made by Buyer in this Agreement. Buyer understands that the Sellers are relying upon the representations and agreements contained in this Agreement (and any supplemental information) for the purpose of determining whether this transaction meets the requirements for such exemptions.

         4.10 Stock Transfer Restrictions. Buyer agrees: (A) that it will not sell, assign, pledge, give, transfer or otherwise dispose of the Company Shares or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to a registration of the Company Shares under the Securities Act and all applicable state securities laws or in a transaction which is exempt from the registration provisions of the Securities Act and all applicable state securities laws; (B) that an opinion of counsel reasonably acceptable to the Company as to the effective registration of the Company Shares or the applicability of an exemption from registration will be required prior to any sale, assignment, pledge, gift, transfer or other disposition of the Company Shares; and (C) that the Company and any transfer agent for the Company Shares shall not be required to give effect to any purported transfer of any of the Company Shares except upon compliance with the foregoing provisions.

                                   ARTICLE V.

                                     CLOSING

         5.1 Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Locke Liddell & Sapp LLP in Dallas, Texas, or such other place as is agreed to by Buyer and the Sellers, on May __, 2000, or such other date as the parties may agree upon in writing (the "Closing Date").

         5.2 Closing Obligations of the Sellers. At the Closing the Sellers shall deliver or cause to be delivered to Buyer the stock certificates evidencing the Company Shares owned by them, duly endorsed or accompanied by duly executed stock powers assigning the Company Shares to Buyer and otherwise in good form for transfer.

         5.3 Closing Obligations of Buyer. At the Closing Buyer shall deliver or cause to be delivered to Sellers the stock certificates evidencing the CT Shares to be issued by them.

                                  ARTICLE VI.

            RESTRICTIONS ON TRANSFER; RESALE LIMITATION; REGISTRATION

         6.1 Legend. The certificates representing the Company Shares and the CT Shares to be exchanged hereunder will bear the following legend:

         THE SHARES REPRESENTED BY THIS CERTIFICATE WERE NOT ISSUED IN A TRANSACTION REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS. THE SHARES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR, IN THE OPINION OF COUNSEL TO THE ISSUER, IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS.

         6.2 Resale Restrictions. During any registration period as described in
Section 6.3 below, the Sellers shall not sell in any one (1) calendar week such number of CT Shares of Buyer in excess of, on a collective basis, fifteen (15%) percent of the average weekly trading volume for Buyer's Common Stock in the public market for the immediately preceding four (4) calendar weeks. Neither Buyer nor any transfer agent for Buyer shall be required to give effect to any purported sale or transfer of any CT Shares except upon full compliance with the foregoing provisions.

         6.3 Registration of Buyer's Common Stock.

                  (a) Buyer shall prepare and file with the Securities and Exchange Commission (the "SEC") a registration statement, on the appropriate form under the Securities Act, within ninety (90) days of the Closing, covering the registration of the resale of the CT Shares issued hereunder (the "Registrable Shares"). In connection with such registration statement, Buyer shall:

                           (i) Use commercially reasonable efforts to cause such
                  registration statement to become and remain effective until the earlier of (x) one hundred twenty (120) days from the date of effectiveness or (y) the period of time required for Sellers' disposition of all of the Registrable Shares;

                           (ii) Use its reasonable best efforts to prepare and
                  file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the applicable provisions of the Securities Act with respect to the disposition of the Registrable Shares covered by such registration statement;

                           (iii) Use its reasonable best efforts to register and
                  qualify the Registrable Shares covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Sellers, and to keep such registration or qualification effective during the period such registration statement is to be kept effective, provided that Buyer shall not be required to become subject to taxation, qualify to do business or file a general consent to service of process in any such jurisdictions;

                           (iv) Use its reasonable best efforts to maintain the
                  authorization for quotation of the securities covered by such registration statement on the Nasdaq Stock Market;

                           (v) Notify the Sellers as set forth herein, at any
                  time when the Sellers must suspend offers or sales of the Registrable Shares under the registration statement, either because the prospectus included in such registration statement is required to be amended for any reason, such as an amendment under the Securities Act to provide current information, or because the prospectus includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and at the request of a Seller, promptly prepare and furnish such Seller a reasonable number of copies of a supplement or an amendment of such prospectus as may be reasonably requested by such Seller. Buyer shall use its reasonable best efforts to enable Seller to promptly recommence offers and sales under the registration statement. Notwithstanding the foregoing and anything to the contrary set forth in this Section 6.3, the Sellers acknowledge that there may occasionally be times when Buyer must suspend the use of the prospectus included in such registration statement until such time as an amendment to the registration statement has been filed by Buyer and declared effective by the SEC, or until such time as Buyer has filed an appropriate report with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"). The Sellers hereby covenant that they will not offer or sell any shares of the Registrable Shares pursuant to such prospectus during the period commencing when Buyer notifies the Sellers of the suspension of the use of such prospectus and the reason therefor, and ending when Buyer notifies Sellers in writing that they may thereafter effect offers and sales pursuant to such prospectus PROVIDED, HOWEVER, that the provisions of this Section 6.3 will be applicable to Sellers only if each officer and director of Buyer, and all other 5% stockholders of Buyer are subject to similar restrictions as those set forth in this
                  Section 6.3 with respect to the Sellers.

                           (vi) Use commercially reasonable efforts to register
                  or qualify the securities covered by the registration statement under such other securities or blue sky laws of such jurisdiction within the United States and Puerto Rico as each holder of such securities reasonably request (PROVIDED, HOWEVER, Buyer will not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service or process), and do such other reasonable acts and things as may be required of it to enable such Seller to consummate the disposition in such jurisdiction of the securities covered by such registration statement;

                           (vii) Cause all such Registrable Shares to be listed
                  on each securities exchange on which similar securities issued by Buyer are then listed and, if not listed, to be listed on a securities exchange or the NASD automated quotation system and, if listed on the NASD automated quotation system, to secure designation of all such Registrable Shares;

                           (viii) Make available for inspection by any seller of
                  Registrable Shares, any underwriter participating in any disposition pursuant to such registration statement, and any attorney or accountant retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of Buyer, and cause Buyer's officers and directors to supply all information reasonably requested by any such seller, underwriter, attorney or accountant in connection with such registration statement; PROVIDED, HOWEVER, that such seller, underwriter, attorney or accountant shall agree to hold in confidence and trust all information so provided;

                           (ix) Furnish to each Seller a signed counterpart,
                  addressed to the Seller, of an opinion of counsel for Buyer, dated the effective date of the registration statement, and "comfort" letters signed by the Buyer's independent public accountants who have examined and reported on Buyer's financial statements included in the registration statement, to the extent permitted by the standards of the AICPA or other relevant authorities, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants' "comfort" letters) with respect to events subsequent to the date of the financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' "comfort" letters delivered to the underwriters in underwritten public offerings of securities;

                           (x) Furnish to each Seller a copy of all documents
                  filed with and all correspondence from or to the SEC in connection with any such offering other than non-substantive cover letters and the like;

                           (xi) Otherwise use its best efforts to comply with
                  all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen (18) months, beginning with the first month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; and

                           (xii) In connection with any underwritten offering
                  pursuant to a registration statement filed pursuant to Section
                  6.3 hereof, enter into any underwriting agreement reasonably necessary to effect the offer and sale of Registrable Shares on terms reasonably acceptable to Buyer, provided such underwriting agreement contains customary underwriting provisions and is entered into by the Sellers and PROVIDED, FURTHER, that if the underwriter so requests the underwriting agreement will contain customary contribution provisions.

                  (b) It is a condition precedent to the obligations of Buyer to take any action pursuant to this Section 6.3 hereof with respect to the Registrable Shares of Sellers that such Sellers shall furnish to Buyer such information regarding such Sellers, the Registrable Shares held thereby and the intended method of disposition of such securities as shall be required to effect the registration of such Registrable Shares and as may be required from time to time to keep such registration current.

                  (c) Except as otherwise provided, all expenses incurred by or on behalf of Buyer in connection with registrations, filings or qualifications pursuant to this Section 6.3, including without limitation all registration, filing and qualification fees, the fees and expenses incurred in connection with the listing of the Registrable Shares to be registered on each security exchange on which shares of Common Stock of Buyer are then listed, printer's and accounting fees, and fees and disbursements of counsel for Buyer, shall be borne by Buyer. In no event shall Buyer be obligated to bear underwriting, brokerage or related fees, discounts or commissions or the fees or expenses of counsel or advisors to Seller.

                  (d) Each of Buyer and the Sellers shall agree to such other reasonable and customary arrangements and undertakings with respect to the registration of the Registrable Shares to be received by the Sellers pursuant to the Agreement as may be reasonably requested by any of them, but shall not be obligated to enter into any underwriting arrangements.

                  (e) Indemnification.

                           (i) In the event of any registration of any
                  Registrable Shares under the Securities Act pursuant to this Agreement, Buyer will indemnify and hold harmless the Sellers, and each underwriter who participated in the offering of such Registrable Shares and each other person if any, who controls such participating person within the meaning of the Securities Act against any claims, losses, damages and liabilities, joint or several (or actions, proceedings or settlements in respect thereof) arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, (ii) based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or
                  (iii) any violation by Buyer of the Securities Act or any rule or regulation thereunder applicable to Buyer and relating to action or inaction required of Buyer in connection with any such registration qualification or compliance, and will reimburse each such Seller and each such underwriter and each person who controls any such underwriter, for any legal and any other expenses as they are reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, PROVIDED, HOWEVER, that Buyer will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or based on any untrue statement (or alleged untrue statement) or omission (or alleged omission) made in any prospectus, offering circular or other document (i) based upon written information furnished to Buyer by such Seller or underwriter and stated to be specifically for use therein, or
                  (ii) if such Seller failed to deliver a copy of such document to the person asserting such loss, claim, damage, liability, or expense after Buyer had furnished such Seller with a sufficient number of copies of the same and at a time sufficient to permit timely delivery of same and such document corrected such untrue statement or omission; and, PROVIDED, FURTHER, that Buyer shall not be liable with respect to any preliminary prospectus to any person from whom the person asserting any such loss, claim, damage or liability, purchased shares which are the subject thereof if such person did not receive a copy of the final prospectus (or the final prospectus as supplemented) at or prior to the confirmation of the sale of such shares to such person in any case where such delivery is required by the Securities Act and (i) the defect in such preliminary prospectus was cured by the final prospectus (or the final prospectus as supplemented) and (ii) such person had previously been furnished by or on behalf of Buyer (prior to the date of mailing by the underwriter of the applicable confirmation) with a sufficient number of copies of the prospectus as so amended or supplemented. Such indemnity will remain in full force and effect regardless of any investigation made by or on behalf of such holder or such director, officer or participating person or controlling person and will survive the transfer of such securities of such holder.

                           (ii) In the event of any registration of any
                  Registrable Shares under the Securities Act pursuant to this Agreement, each Seller of any Registrable Shares will furnish to Buyer in writing such information as Buyer reasonably requests in connection with the registration of such Registrable Shares, including any such information as the SEC will request, and each Seller will, request, and each such Seller will, severally and not jointly, indemnify and hold harmless Buyer against any losses, claims, damages or liabilities to which Buyer may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the registration statement or the prospectus, offering circular or other document, or any amendment or supplement thereto or arise out of or are based upon the omission or alleged omission to the state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in any preliminary prospectus, the registration statement or the prospectus or any such amendment or supplement thereto in reliance upon and in conformity with written information furnished to Buyer by such holder expressly for use therein or (in the case of an unwritten offering) furnished for such purpose by any underwriter.

                           (iii) Each party entitled to indemnification under
                  this Section 6.3(e) (the "Indemnified Party") shall give notice in writing to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, PROVIDED that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such Indemnified Party's expense, and PROVIDED, FURTHER, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this
                  Section 6.3(e), unless such failure prejudices the ability of the Indemnifying Party to defend against the claims asserted against the Indemnified Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

                           (iv) If the indemnification provided for in this
                  Section 6.3(e) is unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of Buyer on the one hand and the Sellers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of Buyer on the one hand and the Sellers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact relates to information supplied by Buyer or by the Sellers and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Buyer and the Sellers agree that it would not be just and equitable if contribution pursuant to this Section 6.3(e)(iv) were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 6.3(e)(iv). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to above in this Section 6.3(e) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim, subject to the provisions of Section 6.3(e) hereof. No person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (f) Buyer covenants that it will at all times use its reasonable best efforts to timely file any reports and other documents required to be filed by it under the Securities Act and the 1934 Act and that it will take such other actions as may be reasonably necessary to enable Seller to sell the Common Stock without registration under applicable exemptions provided for under the Securities Act including, without limitation, Rule 144.

                                  ARTICLE VII.

                                 INDEMNIFICATION

         For the purposes of this Article VII, "Losses" shall mean any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including without limitation, interest, penalties, and reasonable attorneys' and other professional fees, and expenses incurred in the investigation, preparation, defense, and settlement of any claim, loss, damage, or liability.

         7.1 Agreement of Company and Sellers to Indemnify.

                  (a) Subject to the terms and conditions of this Article VII, the Company and the Sellers, jointly and severally, agree to indemnify, defend, and hold harmless the Buyer, its officers, directors, employees, agents and representatives (collectively the "CT Representatives"), from, against, for, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by the Buyer or the CT Representatives by reason of, resulting from, based upon, or arising out of:

                           (i) the inaccuracy, untruth, or incompleteness of any
                  representation or warranty of the Company or the Sellers contained in, incorporated by reference pursuant to Section 2.5, or otherwise made pursuant to this Agreement or in any certificate, schedule, or exhibit furnished by the Company and the Sellers in connection herewith; and

                           (ii) a material breach or partial material breach of
                  any covenant or agreement of the Company and/or the Sellers contained in or made pursuant to this Agreement.

                  (b) The obligation of the Company and the Sellers to indemnify the Buyer for any Losses is subject to the condition that the Company and the Sellers shall have received notice of the Losses for which indemnity is sought within ninety (90) days after the Closing Date. Notice of Losses pertaining to the representations and warranties set forth in Section 2.3 hereof shall be effective for all purposes hereunder without limitation as to the time within which such notice may be given.

                  (c) The indemnification obligations of each Seller hereunder shall be secured by a pledge to Buyer of certain shares of the Buyer's common stock owned by such Seller as of the Closing Date, in accordance with the terms of that certain Pledge Agreement between each Seller and the Buyer of even date herewith (the "Pledge"). Each Seller's indemnification obligations shall be satisfied only by the Pledge, and no other assets owned by any Seller shall be available to the Buyer to satisfy such obligations.

                  (d) The remedies of the Buyer against the Company and the Sellers for any Losses hereunder shall be cumulative, and the exercise by the Buyer of its right to indemnification hereunder shall not affect the right of the Buyer to exercise any other remedy at law or in equity, to recover damages, or to obtain equitable or other relief.

         7.2 Agreement of Buyer to Indemnify the Company and the Sellers.

                  (a) Subject to the terms of this Article VII, Buyer agrees to indemnify, defend, and hold harmless the Company and the Sellers from, against, for, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by the Company and the Sellers by reason of, resulting from, based upon, or arising out of:

                           (i) the inaccuracy, untruth, or incompleteness of any
                  representation or warranty, of Buyer contained in or made pursuant to this Agreement or in any certificate, schedule, exhibit, or document delivered to the Company and the Sellers in connection herewith; or

                           (ii) a material breach or partial material breach of
                  any covenant or agreement of the Buyer made in or pursuant to this Agreement.

                  (b) The obligation of Buyer to indemnify the Company and the Sellers for any Losses is subject to the condition that Buyer shall have received notice of the Losses for which indemnity is sought within ninety (90) days after the Closing Date.

                  (c) The remedies of the Company and the Sellers against Buyer for any Losses hereunder shall be cumulative, and the exercise by the Company and the Sellers of its right to indemnification hereunder shall not affect the right of the Company and the

         Sellers to exercise any other remedy at law or in equity, to recover damages, or to obtain equitable or other relief.

         7.3 Procedures for Indemnification. As used herein, the term "Indemnitor" means the party against whom indemnification hereunder is sought, and the term "Indemnitee" means the party seeking indemnification hereunder.

                  (a) A claim for indemnification hereunder ("Indemnification Claim") shall be made by Indemnitee by delivery of a written declaration to Indemnitor requesting indemnification and specifying the basis on which indemnification is sought and the amount of asserted Losses and, in the case of a Third Party Claim (as defined hereinafter), containing (by attachment or otherwise) such other information as Indemnitee shall have concerning such Third Party Claim.

                  (b) If the Indemnification Claim involves a Third Party Claim the procedures set forth in Section 7.4 hereof shall be observed by Indemnitee and Indemnitor.

                  (c) If the Indemnification Claim involves a matter that is not a Third Party Claim, the Indemnitor shall have ten (10) days from the date Indemnitee delivers a written declaration to the Indemnitor requesting indemnification to object to such Indemnification Claim by delivery of a written notice of such objection to Indemnitee specifying in reasonable detail the basis for such objection. Failure to timely so object shall constitute a final and binding acceptance of the Indemnification Claim by the Indemnitor and the Indemnification Claim shall be paid in accordance with Section 7.3(d) hereof. If an objection is timely interposed by the Indemnitor and the dispute is not resolved within thirty (30) days from the date (such period is hereinafter the "Negotiation Period") Indemnitee receives such objection, such dispute shall be resolved by (i) arbitration in accordance with the rules of the American Arbitration Association, if the amount in controversy is less than Fifty Thousand Dollars ($50,000) or (ii) institution of such proceedings as Indemnitee may elect if the amount in controversy is Fifty Thousand Dollars ($50,000) or more.

                  (d) Upon a final determination of the amount of an Indemnification Claim whether (i) by agreement between Indemnitor and Indemnitee, or by an arbitration award, or by any other final judgment or another final nonappealable order, Indemnitor shall pay the amount of such Indemnification Claim.

         7.4 Defense of Third Party Claims. Should any claim be made, or suit or proceeding (including, without limitation, a binding arbitration or an audit by any taxing authority) be instituted against Indemnitee by a third party not a party to this Agreement which, if prosecuted successfully, would be a matter for which Indemnitee is entitled to indemnification under this Agreement (a "Third Party Claim"), the obligations and liabilities of the parties hereunder with respect to such Third Party Claim shall be subject to the following terms and conditions:

                  (a) The Indemnitee shall give the Indemnitor written notice of any such claim promptly after receipt by the Indemnitee of notice thereof, and the Indemnitor will undertake the defense thereof by representatives of its own choosing reasonably acceptable to the Indemnitee. The assumption of the defense of any such claim by the Indemnitor shall be an acknowledgment by the Indemnitor of its obligation to indemnify the Indemnitee with respect to such claim hereunder. If, however, the Indemnitor fails or refuses to undertake the defense of such claim within ten (10) days after written notice of such claim has been given to the Indemnitor by the Indemnitee, the Indemnitee shall have the right to undertake the defense, compromise and, subject to Section 7.5, settlement of such claim with counsel of its own choosing. In the circumstances described in the preceding sentence, the Indemnitee shall, promptly upon its assumption of the defense of such claim, make an Indemnification Claim as specified in Section 7.3(a) which shall be deemed an Indemnification Claim that is not a Third Party Claim for the purposes of the procedures set forth herein.

                  (b) The Indemnitee and Indemnitor shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available records relating to such claim and furnishing, without expense to the Indemnitor, management employees of the Indemnitee as may be reasonably necessary for the preparation of the defense of any such claim or for testimony as witness in any proceeding relating to such claim.

         7.5 Settlement of Third Party Claims. No settlement of a Third Party Claim involving the asserted liability of Indemnitor under this Article VII shall be made without the prior written consent by or on behalf of Indemnitor, which consent shall not be unreasonably withheld or delayed. Consent shall be presumed in the case of settlements of twenty-thousand ($20,000) dollars or less where the Indemnitor has not responded within ten (10) business days notice of a proposed settlement. In the event of any dispute regarding the reasonableness of a proposed settlement, the party that will bear the larger financial loss resulting from such settlement shall make the final determination in respect thereto, which determination shall be final and binding on all involved parties.

                                  ARTICLE VIII.

                                  MISCELLANEOUS

         8.1 Entire Agreement. This Agreement (including the exhibits and schedules hereto) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof. All exhibits and schedules annexed hereto are expressly made a part of this Agreement as though fully set forth herein.

         8.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any rights, interests or obligations hereunder may be assigned by any party hereto without the prior written consent of all other parties hereto. Any purported assignment in violation of this Section 8.2 shall be null and void.

         8.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

         8.4 Modification and Waiver. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof, and this

Agreement may be modified or amended by a written instrument executed by Buyer, the Company and the Sellers. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

         8.5 Notices. All notices of communication required or permitted hereunder shall be in writing and may be given by (a) depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt request, (b) delivering the same in person to an officer or agent of such party, (c) telecopying the same with electronic confirmation of receipt.

                     (i)      If to Buyer, addressed to it at:

                              CT Holdings, Inc.
                              3811 Turtle Creek Blvd., Suite 770
                              Dallas, Texas 75219
                              Attn:  Steven B. Solomon
                              Telecopy Number: (214) 520-9293

                     (ii)     If to the Sellers, addressed to each of them at:

                              Tim Collins
                              355W Cummings Center, Bldg. 800
                              Beverly, MA 01915
                              Telecopy Number: (800) 653-2726 x.211

                              F. Shanahan McAdoo
                              355W Cummings Center, Bldg. 800
                              Beverly, MA 01915
                              Telecopy Number; (978) 356-9371

                              Robert Whitehair
                              355W Cummings Center, Bldg. 800
                              Beverly, MA 01915
                              Telecopy Number; (978) 356-9371

or to such other address as any party hereto shall specify pursuant to this
Section 8.5 from time to time.

         8.6 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH LAWS OF THE STATE OF TEXAS. ALL REMEDIES AT LAW, IN EQUITY, BY STATUTE OR OTHERWISE SHALL BE CUMULATIVE AND MAY BE ENFORCED CONCURRENTLY OR FROM TIME TO TIME AND, SUBJECT TO THE EXPRESS TERMS OF THIS AGREEMENT, THE ELECTION OF ANY REMEDY OR REMEDIES SHALL NOT CONSTITUTE A WAIVER OF THE RIGHT TO PURSUE ANY OTHER AVAILABLE REMEDIES.

         8.7 Arbitration. Any dispute pursuant to this Agreement ("Dispute") shall be settled by binding arbitration in Dallas, Texas and, except as herein specifically stated, in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA Rules") then in effect. However, in all events, these arbitration provisions shall govern over any conflicting rules that may now or hereafter be contained in the AAA Rules. Any judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction over the subject matter thereof. The arbitrator shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve a Dispute.

                  (a) Any such arbitration will be conducted (i) before a single arbitrator chosen by the parties, or, (ii) if the parties cannot agree on a single arbitrator, before a panel of three arbitrators of which each party will select one person and the two persons so selected will select the third person (whether one or more, collectively, the "Arbitrator"). The Arbitrator will be compensated for his or her services at a rate to be determined by the parties or by the American Arbitration Association, but based upon a reasonable hourly or daily consulting rate for the arbitrator if the parties are not able to agree upon his or her rate of compensation. The Arbitrator will be a lawyer familiar with Texas contract law; provided, however, that such lawyers cannot work for a firm previously or then performing services for either party.

                  (b) The Company and the Sellers will each pay 50% of the initial compensation to be paid to the Arbitrator in any such arbitration and 50% of the costs of transcripts and other normal and regular expenses of the arbitration proceedings; provided, however, that the prevailing party in any arbitration will be entitled to an award of reasonable attorneys' fees and costs, and all costs of arbitration, including those provided for above, will be paid by the non-prevailing party, and the Arbitrator will be authorized to make such determinations.

                  (c) For any Dispute submitted to arbitration, the burden of proof will be as it would be if the claim were litigated in a Texas judicial proceeding. Upon the conclusion of any arbitration proceedings hereunder, the Arbitrator will render findings of fact and conclusions of law and a written opinion setting forth the basis and reasons for any decision reached and will deliver such documents to each party to this Agreement along with a signed copy of the award.

                  (d) The Arbitrator chosen in accordance with these provisions will not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Agreement. Except as specifically otherwise provided in this Agreement, arbitration will be the sole and exclusive remedy of the parties for any Dispute.

         8.8 Survival of Covenants, Agreements, Representations and Warranties. All representations, warranties, covenants and agreements made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing and shall continue in full force and effect thereafter for a period of ninety (90) days following the Closing.

         8.9 Expenses. The Sellers and the Company, on the one hand, and Buyer, on the other hand, shall be solely responsible for their respective costs and expenses incurred in connection with the transactions contemplated hereby.

         8.10 Further Assurances. From time to time after the Closing, at the request of any other party but at the expense of the requesting party, Buyer, the Company or the Sellers, as the case may be, will execute and deliver any such other instruments of conveyance, assignment and transfer, and take such other action as the other party may reasonably request in order to consummate or evidence the transactions contemplated hereby.

         8.11 Brokers and Agents. Each party represents and warrants that it has employed no broker or agent in connection with this transaction and agrees to indemnify and hold harmless the other parties against all loss, cost, damages or expense arising out of claims for fees or commissions of brokers employed or alleged to have been employed by such indemnifying party.







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                                      -18-